                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 1, 2002


                       PRECISION OPTICS CORPORATION, INC.

           -----------------------------------------------------------

             (Exact name of registrant as specified in its charter)

Massachusetts                         001-10647              04-2795294
------------------                    ------------------     ---------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
of incorporation or organization)     File Number)           Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440

         ---------------------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800

Item 5.      Other Events.

         On November 1, 2002, the Registrant issued the following press release announcing operating results on an unaudited basis for the first quarter of fiscal year 2003 ended September 30, 2002:

FOR IMMEDIATE RELEASE                                   FRIDAY, NOVEMBER 1, 2002

                     PRECISION OPTICS CORPORATION ANNOUNCES
                              FIRST QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the first quarter of fiscal year 2003 ended September 30, 2002.

FIRST QUARTER OPERATING RESULTS

Revenues for the quarter were $542,443 compared to $491,096 for the same period in fiscal year 2002, an increase of 10.5%. Revenues for the quarter decreased 9.7% sequentially from the preceding quarter. Net loss was $791,891 compared to $5,505,929 last year. Last year's net loss included provisions for asset impairment and inventory writedown totaling approximately $3.98 million. Basic and diluted loss per share was $0.08 in the current quarter ended September 30, 2002, versus $0.52 per share for the comparable period last year. The weighted average common shares outstanding were 10,503,908 during both periods. In the preceding quarter ended June 30, 2002, net loss, which included a non-cash charge for asset impairment and restructuring of $332,393, was $1,331,262, or $0.13 per share.

The increase in revenues was due primarily to higher sales of medical products (up by approximately $204,000, or 69%), partially offset by lower sales of non-medical products (down by approximately $153,000, or 79%). Sales of medical products were higher due primarily to higher shipments of stereo endoscopes and cameras. Non-medical sales were lower due primarily to the discontinuation of sales of Dense Wavelength Division Multiplexer (DWDM) filters.

WORKFORCE REDUCTION

The Company has taken additional measures to realign its cost structure with current revenue expectations. In October 2002, the Company reduced its full-time workforce by approximately 16%, or six employees. As a result of this action, the Company expects to record a non-recurring pretax charge to earnings of approximately $53,000 for employee severance benefits in the quarter ending December 31, 2002. In addition, the Company is in the process of reviewing other expense areas to determine where additional reductions in discretionary spending can be achieved.

OUTLOOK

For the quarter ended September 30, 2002, cash and cash equivalents decreased by approximately $736,000, including non-recurring payments of approximately $168,000 related to idle space and terminating the lease on the Optical Thin Film Technology Center (which relieved the Company of an estimated $460,000 lease obligation). Excluding the non-recurring payments, cash usage during the quarter was $568,000, a 37% sequential decrease in cash usage from the previous quarter ended June 30, 2002.

During the quarter ending December 31, 2002, the Company anticipates receiving net proceeds of approximately $550,000 related to the sale of a portion of its assets held for sale (property and equipment previously used in the Company's telecommunications product line). The remaining assets in this category are anticipated to be sold by June 30, 2003.

Capital equipment expenditures during the quarter ended September 30, 2002 were approximately $16,000, down 51% from the quarter ended September 30, 2001. Future capital expenditures will be dependent upon future sales and success of on-going research and development efforts.

For the quarter ended September 30, 2002, research and development expenses were approximately $310,000, down 54% from the $676,000 in the quarter ended September 30, 2001. It is anticipated that the quarterly level of R&D expenses for the foreseeable future will remain in this lower range, but is ultimately dependent upon the Company's assessment of new product opportunities.

The Company's recently introduced new medical products and certain non-medical applications of its optical technology have been well received by the marketplace. These new products include:

          - Stereo endoscope systems (used in cardiac surgery and a growing number of other minimally invasive surgical procedures).
          - 30 degree line of sight version of the successful 5 mm autoclavable laparoscope.
          -    4 mm short endoscope (used in carpal tunnel surgery).
          - Longer version of the 10 mm laparoscope (used in bariatric surgery for treatment of morbid obesity).
          - 5 mm 30 degree endoscope (used in vessel transplant for cardiac bypass surgery).
          -    Relay lens system (for use in medical digital photo microscopy).
          -    Episcope (for use in examination of the epidermis).


These initiatives alone have already generated orders from new and existing customers totaling approximately $1,170,000, of which approximately $83,000 was shipped in fiscal year 2002, approximately $181,000 was shipped in the quarter ended September 30, 2002, and approximately $274,000 and $384,000, respectively, is scheduled to be shipped during the quarters ending December 31, 2002 and March 31, 2003. The timing of the remaining shipments on these orders of approximately $248,000 is dependent upon customer delivery instructions. The Company anticipates additional follow-on orders for these products.

ABOUT PRECISION OPTICS

Precision Optics Corporation, a leading manufacturer of optical thin films and optical instruments since 1984, designs and manufactures high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class 3-D endoscope for use in minimally invasive surgical procedures. Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company's Internet Website is www.info@poci.com.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001
                                   (UNAUDITED)



                                                             2002                  2001
                                                             ----                  ----

REVENUES                                                $   542,443          $    491,096

COST OF GOODS SOLD                                          531,738             1,496,184
                                                        -----------          ------------

     Gross Profit (Loss)                                     10,705            (1,005,088)
                                                        -----------          ------------

RESEARCH and DEVELOPMENT EXPENSES                           310,056               675,710

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                   502,229               469,109

PROVISION FOR ASSET IMPAIRMENT                                   --             3,444,378
                                                        -----------          ------------

              Total Operating Expenses                      812,285             4,589,197
                                                        -----------          ------------

              Operating Loss                               (801,580)           (5,594,285)

INTEREST INCOME                                              21,366                90,284

INTEREST EXPENSE                                             (6,238)               (1,928)

Loss on Sale of Assets Held For Sale                         (5,439)                   --
                                                        -----------          ------------


     Loss Before Provision for Income Taxes                (791,891)           (5,505,929)

PROVISION FOR INCOME TAXES                                       --                    --
                                                        -----------          ------------

      Net Loss                                          $  (791,891)         $ (5,505,929)
                                                        ===========          ============

Basic and Diluted Loss Per Share                        $     (0.08)         $      (0.52)
                                                        ===========          ============

Weighted Average Common Shares Outstanding               10,503,908            10,503,908
                                                        ===========          ============

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                     ------

                                                                       September 30, 2002
                                                                           (Unaudited)            June 30, 2002
                                                                          -------------           -------------
CURRENT ASSETS
         Cash and Cash Equivalents                                        $   5,089,486           $  5,825,601
         Accounts Receivable, Net                                               304,199                374,499
         Inventories                                                          1,081,601              1,009,009
         Refundable Income Taxes                                                 13,849                 13,849
         Prepaid Expenses                                                       298,732                 93,574
            Assets Held for Sale                                                839,810                847,696
                                                                          -------------           ------------
                  Total Current Assets                                        7,627,677              8,164,228
                                                                          -------------           ------------
PROPERTY AND EQUIPMENT                                                        3,995,563              3,983,698
         Less:  Accumulated Depreciation                                     (3,547,213)            (3,492,403)
                                                                          -------------           ------------
                  Net Property and Equipment                                    448,350                491,295
                                                                          -------------           ------------
OTHER ASSETS                                                                    216,024                224,516
                                                                          -------------           ------------
TOTAL ASSETS                                                              $   8,292,051           $  8,880,039
                                                                          =============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                                                 $     959,104               $746,524
                                                                          -------------           ------------

CAPITAL LEASE OBLIGATION AND OTHER                                                9,028                 17,705
                                                                          -------------           ------------

STOCKHOLDERS' EQUITY
         Common Stock, $.01 par value-
              Authorized -- 20,000,000 shares
              Issued and Outstanding - 10,503,908 shares
                  at September 30, 2002 and
                  June 30, 2002                                                 105,039                105,039
         Additional Paid-in Capital                                          27,682,657             27,682,657
         Accumulated Deficit                                                (20,463,777)           (19,671,886)
                                                                          -------------           ------------
                  Total Stockholders' Equity                                  7,323,919              8,115,810
                                                                          -------------           ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $   8,292,051           $  8,880,039
                                                                          =============           ============

         Forward-looking statements contained in this news release, including those related to the Company's products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the uncertainty and timing of the successful development of the Company's new products, the risks associated with reliance on a few key customers; the Company's ability to regain and maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company's ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company's research and development expenditures; the timing and level of market acceptance of customers' products for which the Company supplies components; performance of the Company's vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.


                                       ###

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRECISION OPTICS CORPORATION, INC.


Date:  November 1, 2002       By: /s/ Jack P. Dreimiller
                                  -------------------------------------------
                                     Name:    Jack P. Dreimiller
                                     Title:   Senior Vice President, Finance and
                                              Chief Financial Officer